Exhibit 99.1

[Missing Graphic Reference]News Release

Trustmark Announces Third Quarter Financial Results

Jackson, Miss. - October 18, 2005 - Trustmark Corporation (NASDAQ:TRMK) announced net income of $26.2 million in the third quarter of 2005, which represented basic and diluted earnings per share of $0.46. Highlights of the quarter included:
•	Impact of Hurricane Katrina reduced net income by $8.6 million, or $0.153 per share
•	Total loans increased $612.1 million, or 11.36%, compared to figures one year earlier
•	Total deposits expanded $557.9 million, or 10.55%, compared to figures one year earlier
•	Quarterly dividend increased 5% to $0.21 per share

In the aftermath of Hurricane Katrina, which struck the Gulf Coast region and continued inland throughout the southern and eastern parts of Mississippi on August 29, Trustmark initiated a process to assess the storm’s impact on the company and its customers. While no Trustmark facilities sustained significant damage, a number of the company’s offices were temporarily closed until utility services were restored. Trustmark identified customers impacted by the storm in an effort to estimate the loss of collateral value and customer payment abilities. As a result of customer surveys, collateral inspections and a review of risk characteristics, management increased its allowance for loan losses due to the storm by $9.8 million, which reduced third quarter net income by $6.1 million, or $0.107 per share.
Trustmark also recorded mortgage related charges, including adjusted fair values on residential mortgage loans held for sale, mortgage servicing rights impairment for increases in prepayment speeds on mortgage loans and waived fees in the affected area, which collectively reduced third quarter net income by $1.4 million, or $0.025 per share. Lower non-interest revenue as a result of waived retail account charges and hurricane relief efforts also reduced Trustmark’s third quarter net income by $839 thousand ($0.015 per share) and $333 thousand ($0.006 per share), respectively.
Trustmark’s performance for the quarter ended September 30, 2005 resulted in a return on average assets of 1.27% and a return on average shareholders’ equity of 13.81%. Basic and diluted earnings per share for the nine months ended September 30, 2005 were $1.32. Trustmark’s performance during the first nine months of 2005 resulted in a return on average assets of 1.23% and a return on average shareholders’ equity of 13.36%. At September 30, 2005, Trustmark reported total loans of $6.0 billion, total deposits of $5.8 billion and shareholders’ equity of $732.6 million.
Richard G. Hickson, Chairman and CEO, stated, “While Hurricane Katrina left unprecedented destruction in its wake, Mississippians have responded with courage and a solid commitment to rebuild and improve our hard-hit communities. We have reached out to our customers to provide personalized financial advice and have responded according to their needs. In an effort to provide additional assistance to our residential mortgage and consumer lending customers on the Gulf Coast, Trustmark established a temporary office in Gulfport and a temporary mobile office to serve the Gulfport-Biloxi and Pascagoula MSAs.
“Despite the disruption caused by the storm, we are pleased with the continued growth in our loan portfolio. During the twelve month period ended September 30, 2005, Trustmark’s loans increased $612.1 million, or 11.36%. Our growth during the period was well diversified geographically as well as by loan type. Credit quality remains strong; nonperforming assets were $29.8 million at September 30, 2005, and the allowance coverage for nonperforming loans was 279%. Net charge offs represented 0.15% of average loans in the third quarter.
“Total deposits increased $557.9 million, or 10.55%, when compared to figures one year earlier. We have continued to focus upon increasing core deposit relationships under attractive terms and are pleased with the diversified growth provided by our four-state banking franchise,” said Hickson.
“While loan and deposit generation in our traditional banking business has been brisk, we have also experienced growth in our insurance and wealth management businesses. Insurance revenues in the third quarter of 2005 increased 78.8% when compared to figures one year earlier. This increase is primarily due to our acquisition of Fisher-Brown, Inc., northwest Florida’s leading insurance agency. Revenue from our wealth management business expanded 4.2% relative to the comparable period in 2004.
“The fundamental strengths of Trustmark’s key businesses remain strong. We will continue our efforts to grow and diversify our revenue stream and diligently manage expenses,” said Hickson.
During the third quarter, higher interest rates increased the value of Trustmark’s home mortgage servicing rights. As a result, Trustmark reversed non-cash mortgage servicing impairment charges recorded in previous quarters, which increased the company’s third quarter net income by $2.3 million, or $0.04 per share. Additional non-cash recoveries of mortgage servicing impairment could occur if interest rates rise, refinancing slows and the expected life of home mortgage loans lengthens.
Trustmark evaluated its strategic alternatives in payment processing systems and selected NOVA Information Systems as its provider of card processing services for its commercial customers. Through this alliance, Trustmark continues to provide its customers state-of-the-art product offerings. As part of this agreement, Trustmark sold its existing payment processing portfolio to NOVA during the third quarter for a gain of $5.75 million, which increased net income by $3.55 million, or $0.063 per share.
The Board of Directors of Trustmark Corporation announced a 5% increase in its regular quarterly dividend to $0.21 from $0.20 per share. The Board declared the dividend payable on December 15 to shareholders of record as of December 1, 2005. This action raises the indicated annual dividend rate to $0.84 per share from $0.80 per share.
“This marks the 23rd consecutive increase in Trustmark Corporation’s annual dividend and reflects the continuing financial strength of Trustmark,” said Hickson.
The Board of Directors authorized the repurchase of up to an additional 5%, or approximately 2.8 million shares, of the Corporation’s common stock. When combined with its previously existing share repurchase program, Trustmark now has authorization to repurchase up to an additional 3.8 million of its shares. During the first nine months of 2005, Trustmark repurchased approximately 2.0 million shares of its common stock, including 838 thousand in the third quarter. The repurchase program is subject to market conditions and management discretion and will continue to be implemented through open market purchases or privately negotiated transactions.
Trustmark is a financial services company providing banking and financial solutions through over 145 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our web site at www.trustmark.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this earnings release are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.
These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark’s filings with the Securities and Exchange Commission.
   Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts
Investors:	Zach Wasson Executive Vice President and CFO 601-208-6816	Joseph Rein First Vice President 601-208-6898

Media:	Gray Wiggers Senior Vice President 601-208-5942

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2005
($ in thousands)
(unaudited)

	Quarter Ended September 30,
AVERAGE BALANCES	2005	2004	$ Change	% Change
Securities AFS-taxable	$1,133,718	$1,901,589	$(767,871)	-40.4%
Securities AFS-nontaxable	60,075	69,501	(9,426)	-13.6%
Securities HTM-taxable	208,221	65,565	142,656	217.6%
Securities HTM-nontaxable	94,811	87,454	7,357	8.4%
Total securities	1,496,825	2,124,109	(627,284)	-29.5%
Loans	5,914,589	5,386,084	528,505	9.8%
Fed funds sold and rev repos	31,152	30,574	578	1.9%
Total earning assets	7,442,566	7,540,767	(98,201)	-1.3%
Allowance for loan losses	(66,120)	(74,228)	8,108	-10.9%
Cash and due from banks	313,434	334,298	(20,864)	-6.2%
Other assets	527,897	488,363	39,534	8.1%
Total assets	$8,217,777	$8,289,200	$(71,423)	-0.9%

Interest-bearing demand deposits	$829,106	$1,288,849	$(459,743)	-35.7%
Savings deposits	1,488,974	942,139	546,835	58.0%
Time deposits less than $100,000	1,323,998	1,319,206	4,792	0.4%
Time deposits of $100,000 or more	674,440	456,500	217,940	47.7%
Total interest-bearing deposits	4,316,518	4,006,694	309,824	7.7%
Fed funds purchased and repos	637,923	966,420	(328,497)	-34.0%
Short-term borrowings	959,605	862,529	97,076	11.3%
Long-term FHLB advances	205,812	378,990	(173,178)	-45.7%
Total interest-bearing liabilities	6,119,858	6,214,633	(94,775)	-1.5%
Noninterest-bearing deposits	1,245,573	1,262,756	(17,183)	-1.4%
Other liabilities	99,102	79,427	19,675	24.8%
Shareholders' equity	753,244	732,384	20,860	2.8%
Total liabilities and equity	$8,217,777	$8,289,200	$(71,423)	-0.9%

	Year-to-date September 30,
AVERAGE BALANCES	2005	2004	$ Change	% Change
Securities AFS-taxable	$1,341,598	$1,907,062	$(565,464)	-29.7%
Securities AFS-nontaxable	63,372	70,564	(7,192)	-10.2%
Securities HTM-taxable	182,939	75,614	107,325	141.9%
Securities HTM-nontaxable	91,420	88,348	3,072	3.5%
Total securities	1,679,329	2,141,588	(462,259)	-21.6%
Loans	5,692,465	5,246,443	446,022	8.5%
Fed funds sold and rev repos	32,435	24,005	8,430	35.1%
Total earning assets	7,404,229	7,412,036	(7,807)	-0.1%
Allowance for loan losses	(65,754)	(74,270)	8,516	-11.5%
Cash and due from banks	334,988	336,210	(1,222)	-0.4%
Other assets	530,551	480,195	50,356	10.5%
Total assets	$8,204,014	$8,154,171	$49,843	0.6%

Interest-bearing demand deposits	$1,177,438	$1,315,618	$(138,180)	-10.5%
Savings deposits	1,191,768	977,168	214,600	22.0%
Time deposits less than $100,000	1,314,264	1,287,047	27,217	2.1%
Time deposits of $100,000 or more	604,615	456,705	147,910	32.4%
Total interest-bearing deposits	4,288,085	4,036,538	251,547	6.2%
Fed funds purchased and repos	690,482	917,772	(227,290)	-24.8%
Short-term borrowings	938,206	717,288	220,918	30.8%
Long-term FHLB advances	177,074	433,342	(256,268)	-59.1%
Total interest-bearing liabilities	6,093,847	6,104,940	(11,093)	-0.2%
Noninterest-bearing deposits	1,274,571	1,267,936	6,635	0.5%
Other liabilities	82,766	63,134	19,632	31.1%
Shareholders' equity	752,830	718,161	34,669	4.8%
Total liabilities and equity	$8,204,014	$8,154,171	$49,843	0.6%

	September 30,
PERIOD END BALANCES	2005	2004	$ Change	% Change
Securities available for sale	$1,143,524	$1,916,093	$(772,569)	-40.3%
Securities held to maturity	296,962	147,214	149,748	101.7%
Total securities	1,440,486	2,063,307	(622,821)	-30.2%
Loans held for sale	127,209	104,389	22,820	21.9%
Loans	5,873,257	5,283,953	589,304	11.2%
Fed funds sold and rev repos	15,685	16,290	(605)	-3.7%
Total earning assets	7,456,637	7,467,939	(11,302)	-0.2%
Allowance for loan losses	(75,750)	(74,179)	(1,571)	2.1%
Cash and due from banks	398,027	273,385	124,642	45.6%
Mortgage servicing rights	57,345	51,199	6,146	12.0%
Goodwill	137,268	110,271	26,997	24.5%
Identifiable intangible assets	29,637	21,173	8,464	40.0%
Other assets	325,716	300,839	24,877	8.3%
Total assets	$8,328,880	$8,150,627	$178,253	2.2%

Noninterest-bearing deposits	$1,358,192	$1,242,612	$115,580	9.3%
Interest-bearing deposits	4,487,250	4,044,919	442,331	10.9%
Total deposits	5,845,442	5,287,531	557,911	10.6%
Fed funds purchased and repos	519,173	854,486	(335,313)	-39.2%
Short-term borrowings	926,595	855,214	71,381	8.3%
Long-term FHLB advances	205,789	355,926	(150,137)	-42.2%
Other liabilities	99,327	63,236	36,091	57.1%
Total liabilities	7,596,326	7,416,393	179,933	2.4%
Common stock	11,655	12,048	(393)	-3.3%
Surplus	69,362	121,282	(51,920)	-42.8%
Retained earnings	661,764	603,316	58,448	9.7%
Accum other comprehensive
loss, net of tax	(10,227)	(2,412)	(7,815)	n/m
Total shareholders' equity	732,554	734,234	(1,680)	-0.2%
Total liabilities and equity	$8,328,880	$8,150,627	$178,253	2.2%

Total interest-bearing liabilities	$6,138,807	$6,110,545	$28,262	0.5%

PERIOD END BALANCES	9/30/2005	12/31/2004	$ Change	% Change
Securities available for sale	$1,143,524	$1,580,270	$(436,746)	-27.6%
Securities held to maturity	296,962	136,797	160,165	117.1%
Total securities	1,440,486	1,717,067	(276,581)	-16.1%
Loans held for sale	127,209	101,222	25,987	25.7%
Loans	5,873,257	5,330,055	543,202	10.2%
Fed funds sold and rev repos	15,685	86,191	(70,506)	-81.8%
Total earning assets	7,456,637	7,234,535	222,102	3.1%
Allowance for loan losses	(75,750)	(64,757)	(10,993)	17.0%
Cash and due from banks	398,027	343,125	54,902	16.0%
Mortgage servicing rights	57,345	52,463	4,882	9.3%
Goodwill	137,268	137,225	43	0.0%
Identifiable intangible assets	29,637	32,004	(2,367)	-7.4%
Other assets	325,716	318,362	7,354	2.3%
Total assets	$8,328,880	$8,052,957	$275,923	3.4%

Noninterest-bearing deposits	$1,358,192	$1,354,749	$3,443	0.3%
Interest-bearing deposits	4,487,250	4,095,344	391,906	9.6%
Total deposits	5,845,442	5,450,093	395,349	7.3%
Fed funds purchased and repos	519,173	617,546	(98,373)	-15.9%
Short-term borrowings	926,595	980,318	(53,723)	-5.5%
Long-term FHLB advances	205,789	180,894	24,895	13.8%
Other liabilities	99,327	73,710	25,617	34.8%
Total liabilities	7,596,326	7,302,561	293,765	4.0%
Common stock	11,655	12,055	(400)	-3.3%
Surplus	69,362	121,705	(52,343)	-43.0%
Retained earnings	661,764	620,588	41,176	6.6%
Accum other comprehensive	-
loss, net of tax	(10,227)	(3,952)	(6,275)	n/m
Total shareholders' equity	732,554	750,396	(17,842)	-2.4%
Total liabilities and equity	$8,328,880	$8,052,957	$275,923	3.4%

Total interest-bearing liabilities	$6,138,807	$5,874,102	$264,705	4.5%

n/m - not meaningful

	Quarter Ended September 30,
INCOME STATEMENTS	2005	2004	$ Change	% Change
Interest and fees on loans-FTE	$92,589	$75,695	$16,894	22.3%
Interest on securities-taxable	13,358	16,162	(2,804)	-17.3%
Interest on securities-tax exempt-FTE	2,846	2,961	(115)	-3.9%
Interest on fed funds sold and rev repos	287	120	167	139.2%
Other interest income	15	16	(1)	-6.3%
Total interest income-FTE	109,095	94,954	14,141	14.9%
Interest on deposits	21,415	13,547	7,868	58.1%
Interest on fed funds pch and repos	5,050	3,243	1,807	55.7%
Other interest expense	11,591	6,179	5,412	87.6%
Total interest expense	38,056	22,969	15,087	65.7%
Net interest income-FTE	71,039	71,985	(946)	-1.3%
Provision for loan losses	12,127	1,161	10,966	944.5%
Net interest income after provision-FTE	58,912	70,824	(11,912)	-16.8%
Service charges on deposit accounts	13,025	15,010	(1,985)	-13.2%
Insurance commissions	9,294	5,197	4,097	78.8%
Wealth management	5,293	5,080	213	4.2%
Retail banking - other	5,226	4,678	548	11.7%
Mortgage banking	3,290	(931)	4,221	-453.4%
Other, net	8,028	2,230	5,798	260.0%
Nonint inc-excl sec (losses) gains	44,156	31,264	12,892	41.2%
Security (losses) gains	45	6	39	n/m
Total noninterest income	44,201	31,270	12,931	41.4%
Salaries and employee benefits	37,808	33,217	4,591	13.8%
Services and fees	8,269	9,190	(921)	-10.0%
Net occupancy-premises	3,956	4,043	(87)	-2.2%
Equipment expense	3,653	3,799	(146)	-3.8%
Other expense	7,293	6,968	325	4.7%
Total noninterest expense	60,979	57,217	3,762	6.6%
Income before income taxes	42,134	44,877	(2,743)	-6.1%
Tax equivalent adjustment	2,052	2,062	(10)	-0.5%
Income taxes	13,861	14,728	(867)	-5.9%
Net income	$26,221	$28,087	$(1,866)	-6.6%

Earnings per share
Basic	$0.46	$0.49	$(0.03)	-6.1%

Diluted	$0.46	$0.48	$(0.02)	-4.2%

Weighted average shares outstanding
Basic	56,406,072	57,809,762		-2.4%

Diluted	56,543,248	58,114,320		-2.7%

Period end shares outstanding	55,935,184	57,822,833		-3.3%

Dividends per share	$0.2000	$0.1900		5.3%

	Year-to-date September 30,
INCOME STATEMENTS	2005	2004	$ Change	% Change
Interest and fees on loans-FTE	$257,274	$221,045	$36,229	16.4%
Interest on securities-taxable	43,085	47,183	(4,098)	-8.7%
Interest on securities-tax exempt-FTE	8,626	9,058	(432)	-4.8%
Interest on fed funds sold and rev repos	703	226	477	211.1%
Other interest income	57	37	20	54.1%
Total interest income-FTE	309,745	277,549	32,196	11.6%
Interest on deposits	56,109	40,259	15,850	39.4%
Interest on fed funds pch and repos	13,693	7,503	6,190	82.5%
Other interest expense	28,501	15,663	12,838	82.0%
Total interest expense	98,303	63,425	34,878	55.0%
Net interest income-FTE	211,442	214,124	(2,682)	-1.3%
Provision for loan losses	16,352	3,916	12,436	317.6%
Net interest income after provision-FTE	195,090	210,208	(15,118)	-7.2%
Service charges on deposit accounts	38,950	42,295	(3,345)	-7.9%
Insurance commissions	25,526	12,728	12,798	100.5%
Wealth management	15,950	15,054	896	6.0%
Retail banking - other	15,262	13,495	1,767	13.1%
Mortgage banking	3,895	6,267	(2,372)	-37.8%
Other, net	13,125	6,271	6,854	109.3%
Nonint inc-excl sec (losses) gains	112,708	96,110	16,598	17.3%
Security (losses) gains	(4,009)	21	(4,030)	n/m
Total noninterest income	108,699	96,131	12,568	13.1%
Salaries and employee benefits	112,412	97,300	15,112	15.5%
Services and fees	25,331	26,415	(1,084)	-4.1%
Net occupancy-premises	11,308	10,773	535	5.0%
Equipment expense	11,461	11,122	339	3.0%
Other expense	21,870	20,332	1,538	7.6%
Total noninterest expense	182,382	165,942	16,440	9.9%
Income before income taxes	121,407	140,397	(18,990)	-13.5%
Tax equivalent adjustment	6,137	6,294	(157)	-2.5%
Income taxes	40,062	46,242	(6,180)	-13.4%
Net income	$75,208	$87,861	$(12,653)	-14.4%

Earnings per share
Basic	$1.32	$1.51	$(0.19)	-12.6%

Diluted	$1.32	$1.51	$(0.19)	-12.6%

Weighted average shares outstanding
Basic	56,874,476	58,043,557		-2.0%

Diluted	57,011,428	58,333,521		-2.3%

Period end shares outstanding	55,935,184	57,822,833		-3.3%

Dividends per share	$0.6000	$0.5700		5.3%

n/m - not meaningful

	September 30,
NONPERFORMING ASSETS	2005	2004	$ Change	% Change
Nonaccrual loans	$27,153	$27,062	$91	0.3%
Restructured loans	-	-	-
Total nonperforming loans	27,153	27,062	91	0.3%
Other real estate	2,649	4,844	(2,195)	-45.3%
Total nonperforming assets	29,802	31,906	(2,104)	-6.6%
Loans past due over 90 days	10,089	7,553	2,536	33.6%
Total nonperforming assets plus past
due over 90 days	$39,891	$39,459	$432	1.1%

	Quarter Ended September 30,
ALLOWANCE FOR LOAN LOSSES	2005	2004	$ Change	% Change
Beginning Balance	$65,902	$74,179	$(8,277)	-11.2%
Charge-offs	(4,538)	(3,295)	(1,243)	37.7%
Recoveries	2,259	2,134	125	5.9%
Provision for loan losses	12,127	1,161	10,966	944.5%
Ending Balance	$75,750	$74,179	$1,571	2.1%

RATIOS
ROA	1.27%	1.35%
ROE	13.81%	15.26%
Equity generation rate	7.81%	9.34%
EOP equity/ EOP assets	8.80%	9.01%
Average equity/average assets	9.17%	8.84%
Interest margin - Yield - FTE	5.82%	5.01%
Interest margin - Cost - FTE	2.03%	1.22%
Net interest margin - FTE	3.79%	3.80%
Rate on interest-bearing liabilities	2.47%	1.47%
Efficiency ratio	55.89%	53.71%
Net charge offs/average loans	0.15%	0.09%
Provision for loan losses/average loans	0.81%	0.09%
Nonperforming loans/total loans	0.46%	0.51%
Nonperforming assets/total loans	0.51%	0.60%
Nonperforming assets/total loans+ORE	0.51%	0.60%
ALL/nonperforming loans	278.97%	274.11%
ALL/total loans	1.29%	1.40%
Net loans/total assets	69.61%	63.92%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$27.850	$31.080
Market value of stock-High	$30.800	$32.360
Market value of stock-Low	$26.630	$27.920
Book value of stock	$13.10	$12.70
Tangible book value of stock	$10.11	$10.42
Tangible equity	$565,649	$602,790
Market/Book value of stock	212.60%	244.72%

	Year-to-date September 30,
ALLOWANCE FOR LOAN LOSSES	2005	2004	$ Change	% Change
Beginning Balance	$64,757	$74,276	$(9,519)	-12.8%
Charge-offs	(12,163)	(10,950)	(1,213)	11.1%
Recoveries	6,804	6,937	(133)	-1.9%
Provision for loan losses	16,352	3,916	12,436	317.6%
Ending Balance	$75,750	$74,179	$1,571	2.1%

RATIOS
ROA	1.23%	1.44%
ROE	13.36%	16.34%
Equity generation rate	7.29%	10.17%
EOP equity/ EOP assets	8.80%	9.01%
Average equity/average assets	9.18%	8.81%
Interest margin - Yield - FTE	5.59%	5.00%
Interest margin - Cost - FTE	1.78%	1.14%
Net interest margin - FTE	3.82%	3.86%
Rate on interest-bearing liabilities	2.16%	1.39%
Efficiency ratio	57.17%	53.91%
Net charge offs/average loans	0.13%	0.10%
Provision for loan losses/average loans	0.38%	0.10%
Nonperforming loans/total loans	0.46%	0.51%
Nonperforming assets/total loans	0.51%	0.60%
Nonperforming assets/total loans+ORE	0.51%	0.60%
ALL/nonperforming loans	278.97%	274.11%
ALL/total loans	1.29%	1.40%
Net loans/total assets	69.61%	63.92%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$27.850	$31.080
Market value of stock-High	$31.150	$32.360
Market value of stock-Low	$26.630	$25.890
Book value of stock	$13.10	$12.70
Tangible book value of stock	$10.11	$10.42
Tangible equity	$565,649	$602,790
Market/Book value of stock	212.60%	244.72%

OTHER DATA
EOP Employees - FTE	2,601	2,444

n/m - not meaningful

	Quarter Ended
AVERAGE BALANCES	9/30/2005	6/30/2005	$ Change	% Change
Securities AFS-taxable	$1,133,718	$1,390,756	$(257,038)	-18.5%
Securities AFS-nontaxable	60,075	63,520	(3,445)	-5.4%
Securities HTM-taxable	208,221	209,566	(1,345)	-0.6%
Securities HTM-nontaxable	94,811	93,658	1,153	1.2%
Total securities	1,496,825	1,757,500	(260,675)	-14.8%
Loans	5,914,589	5,669,110	245,479	4.3%
Fed funds sold and rev repos	31,152	18,308	12,844	70.2%
Total earning assets	7,442,566	7,444,918	(2,352)	0.0%
Allowance for loan losses	(66,120)	(66,243)	123	-0.2%
Cash and due from banks	313,434	343,117	(29,683)	-8.7%
Other assets	527,897	532,805	(4,908)	-0.9%
Total assets	$8,217,777	$8,254,597	$(36,820)	-0.4%

Interest-bearing demand deposits	$829,106	$1,251,831	$(422,725)	-33.8%
Savings deposits	1,488,974	1,124,568	364,406	32.4%
Time deposits less than $100,000	1,323,998	1,312,717	11,281	0.9%
Time deposits of $100,000 or more	674,440	588,732	85,708	14.6%
Total interest-bearing deposits	4,316,518	4,277,848	38,670	0.9%
Fed funds purchased and repos	637,923	745,858	(107,935)	-14.5%
Short-term borrowings	959,605	961,431	(1,826)	-0.2%
Long-term FHLB advances	205,812	177,278	28,534	16.1%
Total interest-bearing liabilities	6,119,858	6,162,415	(42,557)	-0.7%
Noninterest-bearing deposits	1,245,573	1,261,788	(16,215)	-1.3%
Other liabilities	99,102	78,121	20,981	26.9%
Shareholders' equity	753,244	752,273	971	0.1%
Total liabilities and equity	$8,217,777	$8,254,597	$(36,820)	-0.4%

PERIOD END BALANCES	9/30/2005	6/30/2005	$ Change	% Change
Securities available for sale	$1,143,524	$1,212,669	$(69,145)	-5.7%
Securities held to maturity	296,962	304,589	(7,627)	-2.5%
Total securities	1,440,486	1,517,258	(76,772)	-5.1%
Loans held for sale	127,209	144,665	(17,456)	-12.1%
Loans	5,873,257	5,645,812	227,445	4.0%
Fed funds sold and rev repos	15,685	24,025	(8,340)	-34.7%
Total earning assets	7,456,637	7,331,760	124,877	1.7%
Allowance for loan losses	(75,750)	(65,902)	(9,848)	14.9%
Cash and due from banks	398,027	300,585	97,442	32.4%
Mortgage servicing rights	57,345	51,561	5,784	11.2%
Goodwill	137,268	137,412	(144)	-0.1%
Identifiable intangible assets	29,637	30,425	(788)	-2.6%
Other assets	325,716	318,558	7,158	2.2%
Total assets	$8,328,880	$8,104,399	$224,481	2.8%

Noninterest-bearing deposits	$1,358,192	$1,249,464	$108,728	8.7%
Interest-bearing deposits	4,487,250	4,271,260	215,990	5.1%
Total deposits	5,845,442	5,520,724	324,718	5.9%
Fed funds purchased and repos	519,173	726,846	(207,673)	-28.6%
Short-term borrowings	926,595	827,347	99,248	12.0%
Long-term FHLB advances	205,789	205,827	(38)	0.0%
Other liabilities	99,327	79,017	20,310	25.7%
Total liabilities	7,596,326	7,359,761	236,565	3.2%
Common stock	11,655	11,824	(169)	-1.4%
Surplus	69,362	91,619	(22,257)	-24.3%
Retained earnings	661,764	646,782	14,982	2.3%
Accum other comprehensive
loss, net of tax	(10,227)	(5,587)	(4,640)	n/m
Total shareholders' equity	732,554	744,638	(12,084)	-1.6%
Total liabilities and equity	$8,328,880	$8,104,399	$224,481	2.8%

Total interest-bearing liabilities	$6,138,807	$6,031,280	$107,527	1.8%

n/m - not meaningful

	Quarter Ended
INCOME STATEMENTS	9/30/2005	6/30/2005	$ Change	% Change
Interest and fees on loans-FTE	$92,589	$85,641	$6,948	8.1%
Interest on securities-taxable	13,358	13,993	(635)	-4.5%
Interest on securities-tax exempt-FTE	2,846	2,917	(71)	-2.4%
Interest on fed funds sold and rev repos	287	143	144	100.7%
Other interest income	15	22	(7)	-31.8%
Total interest income-FTE	109,095	102,716	6,379	6.2%
Interest on deposits	21,415	18,326	3,089	16.9%
Interest on fed funds pch and repos	5,050	4,995	55	1.1%
Other interest expense	11,591	9,413	2,178	23.1%
Total interest expense	38,056	32,734	5,322	16.3%
Net interest income-FTE	71,039	69,982	1,057	1.5%
Provision for loan losses	12,127	1,429	10,698	748.6%
Net interest income after provision-FTE	58,912	68,553	(9,641)	-14.1%
Service charges on deposit accounts	13,025	13,541	(516)	-3.8%
Insurance commissions	9,294	8,370	924	11.0%
Wealth management	5,293	5,414	(121)	-2.2%
Retail banking - other	5,226	5,284	(58)	-1.1%
Mortgage banking	3,290	(3,246)	6,536	-201.4%
Other, net	8,028	2,644	5,384	203.6%
Nonint inc-excl sec (losses) gains	44,156	32,007	12,149	38.0%
Security (losses) gains	45	(4,057)	4,102	n/m
Total noninterest income	44,201	27,950	16,251	58.1%
Salaries and employee benefits	37,808	37,245	563	1.5%
Services and fees	8,269	8,104	165	2.0%
Net occupancy-premises	3,956	3,661	295	8.1%
Equipment expense	3,653	3,855	(202)	-5.2%
Other expense	7,293	7,396	(103)	-1.4%
Total noninterest expense	60,979	60,261	718	1.2%
Income before income taxes	42,134	36,242	5,892	16.3%
Tax equivalent adjustment	2,052	2,073	(21)	-1.0%
Income taxes	13,861	11,963	1,898	15.9%
Net income	$26,221	$22,206	$4,015	18.1%

Earnings per share
Basic	$0.46	$0.39	$0.07	17.9%

Diluted	$0.46	$0.39	$0.07	17.9%

Weighted average shares outstanding
Basic	56,406,072	56,828,841		-0.7%

Diluted	56,543,248	56,967,995		-0.7%

Period end shares outstanding	55,935,184	56,751,801		-1.4%

Dividends per share	$0.2000	$0.2000		0.0%

n/m - not meaningful

NONPERFORMING ASSETS	9/30/2005	6/30/2005	$ Change	% Change
Nonaccrual loans	$27,153	$32,684	$(5,531)	-16.9%
Restructured loans	-	-	-
Total nonperforming loans	27,153	32,684	(5,531)	-16.9%
Other real estate	2,649	3,634	(985)	-27.1%
Total nonperforming assets	29,802	36,318	(6,516)	-17.9%
Loans past due over 90 days	10,089	8,310	1,779	21.4%
Total nonperforming assets plus past
due over 90 days	$39,891	$44,628	$(4,737)	-10.6%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	9/30/2005	6/30/2005
Beginning Balance	$65,902	$66,787	$(885)	-1.3%
Charge-offs	(4,538)	(4,443)	(95)	2.1%
Recoveries	2,259	2,129	130	6.1%
Provision for loan losses	12,127	1,429	10,698	748.6%
Ending Balance	$75,750	$65,902	$9,848	14.9%

RATIOS
ROA	1.27%	1.08%
ROE	13.81%	11.84%
Equity generation rate	7.81%	5.77%
EOP equity/ EOP assets	8.80%	9.19%
Average equity/average assets	9.17%	9.11%
Interest margin - Yield - FTE	5.82%	5.53%
Interest margin - Cost - FTE	2.03%	1.76%
Net interest margin - FTE	3.79%	3.77%
Rate on interest-bearing liabilities	2.47%	2.13%
Efficiency ratio	55.89%	56.97%
Net charge offs/average loans	0.15%	0.16%
Provision for loan losses/average loans	0.81%	0.10%
Nonperforming loans/total loans	0.46%	0.58%
Nonperforming assets/total loans	0.51%	0.64%
Nonperforming assets/total loans+ORE	0.51%	0.64%
ALL/nonperforming loans	278.97%	201.63%
ALL/total loans	1.29%	1.17%
Net loans/total assets	69.61%	68.85%

COMMON STOCK PERFORMANCE
Market value of stock-Close	$27.850	$29.250
Market value of stock-High	$30.800	$29.670
Market value of stock-Low	$26.630	$26.710
Book value of stock	$13.10	$13.12
Tangible book value of stock	$10.11	$10.16
Tangible equity	$565,649	$576,801
Market/Book value of stock	212.60%	222.94%

OTHER DATA
EOP Employees - FTE	2,601	2,616

n/m - not meaningful

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2005
($ in thousands)
(unaudited)

Note 1 - Financial Performance Non-GAAP - Quarter and Year-to-Date ended September 30, 2005

Management is presenting in the following table adjustments to net income as reported in accordance with generally accepted accounting principles for significant items resulting from Hurricane Katrina and the sale of its merchant services portfolio. Management believes this information will help users compare Trustmark’s current results to prior periods.

Financial Performance
Net Income Adjusted for Specific Items (Non-GAAP)

	Quarter Ended 9/30/2005		Year-to-Date 9/30/2005
	$	Basic EPS	$	Basic EPS

Net Income as reported - GAAP	$26,221	$0.465	$75,208	$1.322

Adjustments (net of taxes):
Add charges related to Hurricane Katrina
Provision for loan losses	6,054	0.107	6,054	0.106
Mortgage related charges	1,419	0.025	1,419	0.025
Non-interest income - lost revenues	839	0.015	839	0.015
Non-interest expenses - additional expenses	333	0.006	333	0.006
	8,645	0.153	8,645	0.152

Subtract sale of Merchant Service Portfolio	(3,551)	(0.063)	(3,551)	(0.062)

Net Income adjusted for specific items (Non-GAAP)	$31,315	$0.555	$80,302	$1.412

Hurricane Katrina

On August 29, 2005, Hurricane Katrina struck the Mississippi Gulf Coast, central and eastern Mississippi causing significant damages. Immediately following the storm, Trustmark initiated a process to assess the storm’s impact on its customers and on Trustmark’s consolidated financial statements. In accordance with Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies," Trustmark has determined, through reasonable estimates, that specific losses were probable and have been reflected in the consolidated financial statements as of September 30, 2005.

Trustmark identified customers impacted by the storm in an effort to estimate the loss of collateral value and customer payment abilities. As a result of customer surveys, collateral inspections and review of risk characteristics, Trustmark has increased its allowance for loan losses through provision for loan losses by $9.8 million on a pre-tax basis. Specifically, $3.5 million and $1.5 million have been allocated for losses due to collateral impairment on 1-4 residential mortgages and consumer loans, respectively. General reserves of $4.8 million for consumer and commercial loans have been allocated for losses due to economic disruption caused by the storm. Within the heavily damaged Gulf Coast area and the immediate surrounding areas, Trustmark has residential mortgage, consumer and commercial loan customers with aggregate balances of $62.5 million, $30.5 million and $47.8 million, respectively.

Trustmark’s mortgage division was additionally impacted by $2.3 million pre-tax resulting from adjusted fair values on loans held for sale, increased prepayment speeds on mortgage servicing rights and waived ancillary fees in the impacted areas. In addition, Trustmark experienced lost revenues of $1.4 million pre-tax resulting from customer assistance in retail account fees and incurred additional expenses of $539 thousand. Management’s estimates, assumptions and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as this information changes, actual results could differ from those estimates.

Sale of Merchant Services

Trustmark evaluated its strategic alternatives in payment processing systems and selected NOVA Information systems as its provider of card processing services for its commercial merchant services customers. In connection with this alliance, Trustmark sold its existing payment processing portfolio in the third quarter for a pre-tax gain of $5.75 million, which is included in other noninterest income.

Note 2 - Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:

	9/30/05	6/30/05	9/30/04
Real estate loans:
Construction and land development	$653,003	$606,339	$496,937
Secured by 1-4 family residential properties	2,059,045	1,973,807	1,808,966
Secured by nonfarm, nonresidential properties	981,793	943,037	885,813
Other	143,477	147,658	142,028
Loans to finance agricultural production	48,008	36,183	41,789
Commercial and industrial	863,815	866,493	859,156
Consumer	873,742	807,852	793,447
Obligations of states and political subdivisions	189,902	186,099	179,821
Other loans	60,472	78,344	75,996
Loans	5,873,257	5,645,812	5,283,953
Less Allowance for loan losses	75,750	65,902	74,179
Net Loans	$5,797,507	$5,579,910	$5,209,774

The allowance for loans losses is maintained at a level believed adequate by management, based on estimated probable losses within the existing loan portfolio. Trustmark’s allowance for possible loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools, and specific loss allocations, with adjustments considering current economic events and conditions. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries and other factors. During the fourth quarter of 2004, Trustmark recorded a release of $9.4 million to the allowance for loan losses resulting from changes in estimates to specific factors for pooled loans and a specific class of commercial loans, both of which experienced positive trends.

Note 3 - Mortgage Banking

For the periods presented, the carrying amount of mortgage servicing rights are as follows:

	9/30/05	6/30/05	9/30/04
Mortgage Servicing Rights	$61,751	$59,694	$58,990
Valuation Allowance	(4,406)	(8,133)	(7,791)
Mortgage Servicing Rights, net	$57,345	$51,561	$51,199

Mortgage servicing rights are rights to service mortgage loans for others, whether the loans were acquired through purchase or loan origination. Purchased mortgage servicing rights are capitalized at cost. For loans originated and sold where the servicing rights are retained, Trustmark allocated the cost of the loan and the servicing right based on their relative fair values. Mortgage servicing rights are amortized over the estimated period of the related net servicing income. At September 30, 2005, Trustmark serviced $3.6 billion in mortgage loans for others.

Impairment for mortgage servicing rights occurs when the estimated fair value falls below the underlying carrying value. Fair value is determined utilizing specific risk characteristics of the mortgage loan, current interest rates and current prepayment speeds. As a direct result of Hurricane Katrina, the recovery of mortgage servicing rights reflected in the table below were reduced by $785 thousand for estimated prepayments on mortgages serviced in the affected areas. During 2004, Trustmark reclassified $7.1 million of mortgage servicing right impairment from temporary to other-than-temporary which reduced the valuation allowance for impairment and the gross mortgage servicing rights balance with no effect to the net mortgage servicing rights assets. Impairment is considered to be other-than-temporary when Trustmark determines that the carrying value is expected to exceed the fair value for an extended period of time.

The following table illustrates the components of mortgage banking included in noninterest income in the accompanying income statements:

	Quarter Ended			Year-to-date
	9/30/05	6/30/05	9/30/04	9/30/05	9/30/04
Mortgage servicing income	$4,188	$4,217	$4,167	$12,600	$12,612
Mortgage guaranty fees	(1,118)	(1,129)	(1,081)	(3,346)	(3,302)
Mortgage servicing, net	3,070	3,088	3,086	9,254	9,310
Amortization of mortgage
servicing rights	(2,750)	(2,620)	(2,675)	(7,990)	(9,076)
Recovery/(Impairment) of mortgage
servicing rights	3,727	(4,821)	(3,111)	1,638	1,516
(Loss) gain on sale of loans	(64)	374	1,579	644	3,926
Other, net	(693)	733	190	349	591
Mortgage banking	$3,290	$(3,246)	$(931)	$3,895	$6,267

Note 4 - Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended			Year-to-date
	9/30/05	6/30/05	9/30/04	9/30/05	9/30/04
Securities - Taxable	3.95%	3.51%	3.27%	3.78%	3.18%
Securities - Nontaxable	7.29%	7.44%	7.51%	7.45%	7.61%
Securities - Total	4.29%	3.86%	3.58%	4.12%	3.51%
Loans	6.21%	6.06%	5.59%	6.04%	5.63%
FF Sold & Rev Repo	3.66%	3.13%	1.56%	2.90%	1.26%
Total Earning Assets	5.82%	5.53%	5.01%	5.59%	5.00%

Interest-bearing Deposits	1.97%	1.72%	1.35%	1.75%	1.33%
FF Pch & Repo	3.14%	2.69%	1.33%	2.65%	1.09%
Borrowings	3.95%	3.32%	1.98%	3.42%	1.82%
Total Interest-bearing Liabilities	2.47%	2.13%	1.47%	2.16%	1.39%

Net interest margin	3.79%	3.77%	3.80%	3.82%	3.86%

During the third quarter of 2005, Trustmark moved $4.5 million in book value of held to maturity (HTM) securities to available for sale (AFS) as allowed by paragraph 8 of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” These securities were general obligation municipal bonds issued by seven different entities along the Mississippi Gulf Coast that incurred serious damage by Hurricane Katrina. These entities are facing severe fiscal and economic strain which resulted in a material deterioration in their financial stability, at least in the short-term. Transferring these securities to AFS will provide a more transparent impact of the current value of the bonds in Trustmark’s consolidated financial statements and give management more flexibility in managing the exposure to these entities as additional information emerges on their creditworthiness.

Note 5 - Business Combinations

On December 1, 2004, Trustmark acquired Fisher-Brown, Incorporated, located in Pensacola, Florida. This business combination was accounted for under the purchase method of accounting and includes the results of operations for Fisher-Brown from the transaction date. Excess cost over tangible net assets acquired totaled $36.2 million, of which $9.3 million and $26.9 million have been allocated to identifiable intangibles and goodwill, respectively.

On March 12, 2004, Trustmark acquired five branches of Allied Houston Bank in a business combination accounted for by the purchase method of accounting. In connection with the transaction, Trustmark acquired approximately $148.1 million in assets and assumed $161.7 million in deposits and other liabilities for a $10 million deposit premium. Assets consisted of $145.9 million in loans, $585 thousand in premises and equipment and $1.6 million in other assets. The assets and liabilities have been recorded at fair value based on market conditions and risk characteristics at the acquisition date. Loans were recorded at a $6.4 million discount, consisting of a discount for general credit risk of $7.3 million offset by a market valuation premium of $862 thousand. Included in the credit risk discount of $7.3 million was a specific amount for nonaccrual loans of $1.7 million. Subsequent to the purchase date, the unpaid principal for these nonaccrual loans were written down to their net realizable value against the recorded discount. Excess cost over tangible net assets acquired totaled $15.7 million, of which $426 thousand and $15.3 million have been allocated to identifiable intangibles (core deposits) and goodwill, respectively. Trustmark’s financial statements included the results of operations for this acquisition from the merger date.

Note 6 - Basis of Presentation

Certain reclassifications have been made to prior period amounts to conform with current period presentation.